Exhibit 10.25

FIRST AMENDMENT

TO THE

BB&T CORPORATION NON-QUALIFIED DEFINED BENEFIT PLAN

(January 1, 2009 Restatement)

WHEREAS, the BB&T Corporation Non-Qualified Defined Benefit Plan (the “Plan”) was originally established effective as of January 1, 1988, by Branch Banking and Trust Company and known as the Branch Banking and Trust Company Supplemental Executive Retirement Plan; and

WHEREAS, due to the merger of Southern National Corporation (the “Company”) and BB&T Financial Corporation, the Company assumed the sponsorship of the Plan effective January 1, 1996; and

WHEREAS, as a result of the change of the Company’s corporate name to BB&T Corporation, the name of the Plan was correspondingly changed to the BB&T Corporation Non-Qualified Defined Benefit Plan; and

WHEREAS, the Plan was most recently restated effective as of January 1, 2009, for compliance with Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the Company desires to amend the restated Plan in certain respects;

NOW, THEREFORE, the Plan is hereby amended in the manner hereinafter set forth.

1. Section 6.1.1 of the Plan is hereby amended, effective as of January 1, 2011, to provide as follows:

6.1.1 Amount of Supplemental Death Benefit. In the event that a Participant dies prior to commencement of his Supplemental Pension Benefit or Supplemental Post-Disability Pension Benefit under circumstances in which a Qualified Death Benefit is payable to his Beneficiary, then a Supplemental Death

Benefit payable to his Beneficiary shall be determined in the manner set forth below:

(a) Death While an Employee. If such a Participant dies while an Employee, the Supplemental Death Benefit payable to his Beneficiary shall be equal to the Actuarial Equivalent of (i) minus (ii) where:

(i) is the annual amount of the Qualified Death Benefit to which the deceased Participant’s Beneficiary would have been entitled under the Qualified Pension Plan, if the Qualified Pension Plan (A) did not apply the Limitations, (B) included Non-Qualified Deferrals in the definition of Compensation under the Qualified Pension Plan for benefit accrual purposes, and (C) utilized the joint and 100% survivor annuity form of payment in the calculation of the Qualified Death Benefit; and

(ii) is the annual amount of the Qualified Death Benefit to which the deceased Participant’s Beneficiary would have been entitled under the Qualified Pension Plan, if such Qualified Death Benefit had been paid in the joint and 100% survivor annuity form.

(b) Death After a Separation from Service. If such a Participant dies after incurring a Separation from Service, the Supplemental Death Benefit payable to his Beneficiary shall be equal to the Actuarial Equivalent of (i) minus (ii) where:

(i) is the annual amount of the Qualified Death Benefit to which the deceased Participant’s Beneficiary would have been entitled under the Qualified Pension Plan if the Qualified Pension Plan (A) did not apply the Limitations, (B) included Non-Qualified Deferrals in the definition of Compensation under the Qualified Pension Plan for benefit annuity as the basis for accrual purposes, and (C) utilized the joint and 50% survivor form of payment in the calculation of the Qualified Death Benefit; and

(ii) is the annual amount of the Qualified Death Benefit to which the deceased Participant’s Beneficiary would have been entitled under the Qualified Pension Plan, if such Qualified Death Benefit had been paid in the joint and 50% survivor annuity form.

2. Section 6.1.3 of the Plan is hereby amended, effective as of January 1, 2009, to provide as follows:

6.1.3 Date of Payment. The Supplemental Death Benefit payable to a deceased Participant’s eligible Beneficiary under this Section 6.1.3 shall be made within the 90-day period that begins immediately following the date of the Participant’s death; provided, however, that if such 90-day period begins in one calendar year and ends in another, such Beneficiary shall not have a right to designate the calendar year of payment.

3. Appendix C of the Plan is hereby amended, effective as of January 1, 2009, to provide as follows:

APPENDIX C

Special Provisions Applicable To Employees Who Were

Employed By Certain Companies That Have Merged

With Or Been Acquired By The Company

Notwithstanding any of the provisions of the Plan to the contrary, special rules shall apply to the Plan benefits of certain Participants who were employees of a company or business that was merged with or acquired by the Company.

(1) Albemarle Savings & Loan Association. The Albemarle Savings & Loan Association merged into the Employer on January 1, 1992 (the “Merger Date”). The Supplemental Pension Benefit of a Participant in the Plan who was an employee of Albemarle Savings & Loan Association as of the Merger Date, and who (A) was also then a “highly compensated employee” (as defined in Section 414(q) of the Code) or (B) becomes such a highly compensated employee as of the date the annual amount provided for in Section 4.1(a) is determined, shall be the greater of:

(i) the annual amount described in Section 4.1(a); or

(ii) the annual amount of the pension benefit to which the Participant would have been entitled under the terms of the Albemarle Savings & Loan Association Pension Plan (assuming such pension plan had continued in effect through the date such annual amount is determined) by reason of the Participant’s Separation from Service for any reason other than death (the pension benefit shall be computed on the basis of a single life annuity with respect to the Participant commencing on his Normal Retirement Date).

The Participants in the Plan who were formerly employed by Albemarle Savings & Loan Association and who are currently subject to the special provisions described in this Appendix C pursuant to clause (A) above, are as follows:

(2) Gate City Federal Savings and Loan Association. The Gate City Federal Savings and Loan Association was merged into the Employer on January 1, 1992 (the “Merger Date”). Notwithstanding any other provision of the Plan to the contrary, the Supplemental Pension Benefit of a Participant in the Plan who was an employee of Gate City Federal Savings and Loan Association as of the Merger Date, and who (A) was also then a “highly compensated employee” (as defined in Section 414(q) of the Code) or (B) becomes such a highly compensated employee as of the date the annual amount set forth in Section 4.1(a) is determined, shall be the greater of:

(i) the Supplemental Pension Benefit described in Section 4.1; or

(ii) the annual amount of the pension benefit to which the Participant would have been entitled under the terms of the Gate City Federal Savings and Loan Association Pension Plan (assuming such pension plan had continued in effect through the date such annual amount is determined) by reason of the Participant’s Separation from Service for any reason other than death (the pension benefit shall be computed on the basis of a single life annuity with respect to the Participant).

The Participant in the Plan who was formerly employed by Gate City Federal Savings and Loan Association and who is currently subject to the special provisions described above in this Appendix C pursuant to clause (A) above is as follows:

(3) Peoples Federal Savings & Loan Association. The Peoples Federal Savings & Loan Association merged into the Employer on December 31, 1992 (the “Merger Date”). The Supplemental Pension Benefit of a Participant in the Plan who was an employee of Peoples Federal Savings & Loan Association as of the Merger Date, and who (A) was also then a “highly compensated employee” (as defined in Section 414(q) of the Code),or (B) becomes such a highly compensated employee as of the date the annual amount provided for in Section 4.1(a) is determined, shall be the greater of:

(i) the annual amount described in Section 4.1(a); or

(ii) the annual amount of the pension benefit to which the Participant would have been entitled under the terms of the Peoples Federal Savings & Loan Association Pension Plan (assuming such pension plan had continued in effect through the date such annual amount is determined) by reason of the Participant’s Separation from Service for any reason other than death (the pension benefit shall be computed on the basis of a single life annuity with respect to the Participant commencing on his Normal Retirement Date).

The Participants in the Plan who were formerly employed by Peoples Federal Savings & Loan pursuant to clause (A) above, Association and who are subject to the special provisions described above in this Appendix C are as follows:

(4) Carolina Savings Bank. The Carolina Savings Bank merged into the Employer on August 16, 1993 (the “Merger Date”). The Supplemental Pension Benefit of a Participant in the Plan who was an employee of the Carolina Savings Bank as of the Merger Date, and who (A) was also then a “highly compensated employee” (as defined in Section 414(q) of the Code) or (B) becomes such a highly compensated employee as of the date the annual amount provided for in Section 4.1(a) is determined, shall be the greater of:

(i) the annual amount described in Section 4.1(a); or

(ii) the annual amount of the pension benefit to which the Participant would have been entitled under the terms of the Carolina Savings Bank Pension Plan (assuming such pension plan had continued in effect through the date such annual amount is determined) by reason of the Participant’s Separation from Service for any reason other than death (the pension benefit shall be computed on the basis of a single life annuity with respect to the Participant commencing on his Normal Retirement Date).

The Participant in the Plan who was formerly employed by Carolina Savings Bank and who is subject to the special provisions described above in this Appendix C pursuant to clause (A) above, is as follows:

(5) Mutual Savings Bank of Rockingham County, SSB. The Mutual Savings Bank of Rockingham County, SSB was merged into the Employer during 1993 (the “Merger Date”). In determining the Supplemental Pension Benefit provided for in Section 4.1 with respect to the Participant listed below who was an employee of Mutual Savings Bank of Rockingham County, SSB as of the Merger Date and who was also a “highly compensated employee” (as defined in Section 414(q) of the Code) as of the Merger Date, Years of Credited Service of such Participant under the Qualified Pension Plan shall be deemed to include for purposes for determining his Supplemental Pension Benefit all of the Participant’s years of service with Mutual Savings Bank of Rockingham County, SSB. The Participant in the Plan who was formerly employed by Mutual Savings Bank of Rockingham County, SSB and who is currently subject to the special provisions described above in this Appendix C, is as follows:

(6) First Virginia Banks, Inc. On July 1, 2003, the First Virginia Banks, Inc. (“First Virginia”) was merged into the Company and as a result of such corporate merger, the Company became the sponsor of the First Virginia Supplemental Pension Trust Plan (the “First Virginia Plan”). Effective as of the close of business on December 31, 2003 (the “Plan Merger Date”), the First Virginia Plan was merged into the Plan. The following special provisions shall apply to employees of First Virginia who were participants in the First Virginia Plan as of the Plan Merger Date (the “Former First Virginia Plan Participants”):

(a) Each Former First Virginia Plan Participant shall become a Participant in the Plan on the Merger Date.

(b) the Supplemental Pension Benefit of each Former First Virginia Plan Participant as determined under Section 4.1(a) shall be the sum of (i) and (ii), where:

(i) is the annual Supplemental Pension Benefit described in Section 4.1 taking into account only the compensation and service of the Former First Virginia Plan Participant after the Plan Merger Date; and

(ii) is the applicable annual amount described in Section 4 of the First Virginia Plan determined as of the Plan Merger Date and determined by taking into account the First and Second Amendments to the First Virginia Plan.

(7) Mid-America Bancorp. On March 8, 2002, the Mid-America Bancorp (“Mid-America”) was merged into the Company and as a result of such corporate merger, Branch Banking and Trust Company, an affiliate of the Company, became the sponsor of the Mid-America Bank of Louisville and Trust Company Benefit Restoration Plan (the “Mid-America Plan”). Effective as of the close of business on December 31, 2002 (the “Mid-America Plan Merger Date”), the Mid-America Plan was merged into the Plan. The following special provisions shall apply to employees of Mid-America who were participants in the Mid-America Plan as of the Mid-America Plan Merger Date (the “Former Mid-America Plan Participants”):

(a) Each Former Mid-America Plan Participant shall become a Participant in the Plan on the Mid-America Plan Merger Date.

(b) With respect to each Former Mid-America Plan Participant, the Supplemental Pension Benefit as determined under Section 4.1 shall be the sum of (i) and (ii), where:

(i) is the annual Supplemental Pension benefit described in Section 4.1 taking into account only the compensation and service of the Former Mid-America Plan Participant after the Mid-America Plan Merger Date; and

(ii) is the applicable annual amount described in Section 4.1 or 4.4, whichever shall be applicable, of the Mid-America Plan determined as of the Mid-America Plan Merger Date.

(c) The Supplemental Pension Benefit or Supplemental Post-Disability Pension Benefit payable to a Former Mid-America Plan Participant shall be paid in a lump sum upon his Separation from Service.

(8) One Valley Bancorp, Inc. - On July 6, 2000, One Valley Bancorp, Inc. (“One Valley”) was merged into the Company and as a result of such corporate merger, the Company became the sponsor of the One Valley Bancorp, Inc. Restoration Plan (the “One Valley Plan”). Effective as of the close of business on December 31, 2000 (the “One Valley Plan Merger Date”), the One Valley Plan was merged into the Plan. The following special provisions shall apply to employees of One Valley who were participants in the One Valley Plan as of the One Valley Plan Merger Date (the “Former One Valley Plan Participants”):

(a) Each Former One Valley Plan Participant shall become a Participant in the Plan on the One Valley Plan Merger Date.

(b) With respect to each Former One Valley Plan Participant, the Supplemental Pension Benefit shall be the sum of (i) and (ii), where:

(i) is the annual Supplemental Pension Benefit described in Section 4.1 taking into account only the compensation and service of the Former One Valley Plan Participant after the One Valley Plan Merger Date; and

(ii) is the applicable annual amount described in Article IV of the One Valley Plan determined as of the One Valley Plan Merger Date.

(c) For commencement of benefits prior to a Former One Valley Plan Participant’s Normal Retirement Date, the amount determined in paragraph (b)(ii) above, shall be adjusted in the same manner as the “One Valley Early Benefit” as defined in Exhibit E, Section (f)(4)(B) of the Qualified Pension Plan.

IN WITNESS WHEREOF, this First Amendment to the BB&T Corporation Non-Qualified Defined Benefit Plan (January 1, 2009 Restatement) is executed on behalf of the Company on this 19th day of January, 2011.

BB&T CORPORATION

By:	/S/ Robert E. Greene
Title:	Senior Executive Vice President

Attest:

/s/ Robert J. Johnson

        Secretary